Exhibit 99.1

Near Intelligence Announces Fourth Quarter and Full Year 2022 Financial Results

Full year revenue of $59.7 million, up 32% year-over-year

PASADENA, Calif., – March 28, 2023 –Near Intelligence, Inc. (Nasdaq: NIR) (“Near” or the “Company”), a global leader in privacy-led data intelligence on people, places and products, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“Near’s fourth quarter performance provided a solid finish to the year which was highlighted by 32% annual revenue growth and 120% net revenue retention. These results included an impressive 33% growth in global customers with annual contracts above $100k,” said Anil Mathews, founder and CEO of Near. “The ability to make data-driven decisions has become an imperative in this post-pandemic world and with the changing economic landscape. Consumer behavior has drastically changed since then and, to remain competitive, enterprises must adopt more targeted approaches to understand their customers through data. We are confident in our ability to seize this enormous opportunity with our world-class data intelligence solutions. I’m incredibly thankful to our team for their continued focus on expanding our unique product offerings, enhancing our channel business, and delivering exceptional service to our existing customers.”

Fourth Quarter 2022 Financial Highlights

●	Revenue: Total revenue for the fourth quarter of 2022 was $15.3 million, up 5% from the fourth quarter of 2021.

●	Gross Profit: Gross profit for the fourth quarter of 2022 was $10.7 million, compared to $10.3 million for the fourth quarter of 2021. Gross margin for the fourth quarter of 2022 was 70.0%, compared to 70.5% for the fourth quarter of 2021.

●	Operating Income/(Loss): Operating loss for the fourth quarter of 2022 was $10.4 million, compared to $6.5 million for the fourth quarter of 2021.

Full Year 2022 Financial Highlights

●	Revenue: Total revenue for the full year 2022 was $59.7 million, up 32% from 2021. Total revenue was impacted due to a $2 million foreign exchange headwind.

●	Gross Profit: Gross profit for the full year of 2022 was $41.1 million, compared to $32.4 million for 2021. Gross margin for the full year 2022 was 68.8%, compared to 71.5% for 2021.

●	Operating Income/(Loss): Operating loss for the full year 2022 was $93.9 million, compared to $17.7 million for 2021. Full year operating loss includes stock-based compensation of $66.5 million for 2022 and $77,000 for 2021.

Recent Business Highlights

●	Completed our business combination (the “Business Combination”) with KludeIn I Acquisition Corp. (“KludeIn”) on March 23, 2023, and our common stock and warrants began trading on Nasdaq under NIR and NIRWW, respectively, on March 24, 2023.
●	Signed an eight-figure customer renewal deal with one of the largest European retailers which operates multiple brands across several European countries.

Financial Outlook

Near is providing guidance for its first quarter and full year 2023 as follows:

●	First Quarter 2023 Guidance: Total revenue is expected to be in the range of $15.0 million to $15.5 million.

●	Full Year 2023 Guidance: Total revenue is projected to be approximately $81.0 million or approximately 35% year-over-year growth.

Quarterly Conference Call

Near will host a conference call today, March 28, 2023, to review its fourth quarter and full year 2022 financial results and to discuss its financial outlook. The call is scheduled to begin at 8:00 a.m. ET. Investors are invited to join the webcast by visiting investors.near.com. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About Near

Near, a global, full-stack data intelligence software-as-a-service (“SaaS”) platform curates one of the world’s largest sources of intelligence on people, places, and products. The Near platform’s patented technology processes data from an estimated 1.6 billion unique user IDs and 70 million points of interest in more than 44 countries. Near’s data and insights empower marketing and operations teams to understand consumers’ online and offline behaviors, affinities, and attributes in order to engage them and grow their businesses. With a presence in Los Angeles, Paris, Bangalore, Singapore, Sydney, and Tokyo, Near serves scaled enterprises in retail, real estate, restaurant/QSR, travel/tourism, telecom, and financial services. For more information, please visit https://near.com.

Additional information about Near is available at investors.near.com. The Company plans to routinely post important information on that site.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s disclosure concerning the Company’s operations, cash flows, financial position and dividend policy. The risks and uncertainties include, but are not limited to: (1) the future financial and operational performance of, and anticipated financial impact on, Near following the Business Combination; (2) Near’s expansion plans and opportunities; (3) Near’s limited operating history makes it difficult to evaluate our current business and future prospects; (4) the impact of health epidemics, such as the COVID-19 pandemic, on our business, financial condition, growth and the actions we may take in response thereto; (5) the high degree of uncertainty of the level of demand for and market utilization of our solutions and products; (6) substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results; (7) our dependency upon third-party service providers for certain technologies; (8) increases in costs, disruption of supply or shortage of materials, which could harm our business; (9) developments and projections relating to our competitors and industry; (10) our management team’s limited experience managing a public company; (11) the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses; (12) concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions; (13) the ability to obtain or maintain the listing of Near common stock or Near warrants on Nasdaq following the Business Combination; (14) costs related to the Business Combination; (15) if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline; (16) the risk that the Business Combination disrupts current plans and operations of our business as a result of consummation of the transactions described herein; (17) the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations, and (18) other risks and uncertainties identified in the Registration Statement (No. 333-265952), as amended, filed with the Securities and Exchange Commission (the “SEC”), relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Near. Near cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Readers are referred to the most recent reports filed with the SEC by KludeIn and Near. Near does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

Investor Contact:

Marc P. Griffin

ICR, Inc for Near

IR@near.com

Media Contact:

Kat Harwood
PR@near.com

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(in $, except per share data and share count)

	As of December 31
	2022	2021

Assets
Current assets
Cash and cash equivalents	16,599,897	8,839,402
Restricted cash	44,398,144	110,925
Marketable securities	-	260,417
Short term investments	-	1,111,483
Accounts receivable, net of allowance for credit losses of $3,417,845, and $2,073,836 as of December 31, 2022 and 2021	26,011,486	16,759,840
Prepaid expenses and other current assets	4,963,268	2,250,303
Total current assets	91,972,795	29,332,370

Property and equipment, net	4,658,579	8,733,023
Operating lease right-of-use assets	4,038,350	2,700,886
Goodwill	61,994,758	62,387,725
Intangible assets, net	10,689,108	11,516,398
Other assets	2,882,015	3,103,744
Total assets	176,235,605	117,774,146

Liabilities, redeemable convertible preferred stock and stockholders’ deficit

Current liabilities:
Current portion of long-term borrowings	2,783,060	7,785,066
Accounts payable	9,992,164	9,033,635
Accrued expenses and other current liabilities	20,004,468	7,267,190
Operating lease liabilities	936,685	563,862
Total current liabilities	33,716,377	24,649,753

Long-term borrowings, less current portion	85,563,588	10,685,089
Long-term operating lease liabilities	3,299,259	2,223,501
Warrant liabilities	16,765,776	5,376,932
Other liabilities	731,100	190,521
Total liabilities	140,076,100	43,125,796

Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.0001 par value, 307,299.000 shares authorized; 307,298.151 and 307,298.151 shares issued and outstanding as of December 31, 2022 and 2021, respectively; redemption amount of $253,045,305 and $253,045,305 as of December 31, 2022 and 2021, respectively.	207,417,237	207,417,237

Stockholders’ deficit
Common stock, $0.0001 par value; 192,701.000 shares authorized; 77,057.894 and 71,963.894 shares issued and outstanding as of December 31, 2022 and 2021 respectively.	8	7
Additional paid-in-capital	70,900,679	4,399,815
Accumulated deficit	(240,787,341)	(136,369,447)
Accumulated other comprehensive loss	(1,371,078)	(799,262)
Total stockholders’ deficit	(171,257,732)	(132,768,887)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	176,235,605	117,774,146

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(in $, except per share data and share count)

	Three months ended December		Year ended December 31
	(Unaudited)
	2022	2021	2022	2021
Revenue	15,281,249	14,582,814	59,745,771	45,320,675
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately)(1)	4,577,999	4,309,084	18,667,419	12,918,041
Product and technology(1)	5,629,840	4,944,529	27,254,765	16,718,467
Sales and marketing(1)	5,105,385	4,220,100	23,508,921	10,731,042
General and administrative(1)	7,693,607	5,251,860	74,361,222	14,400,851
Depreciation and amortization	2,699,930	2,378,110	9,818,985	8,230,623
Total costs and expenses	25,706,761	21,103,683	153,611,312	62,999,024
Operating loss	(10,425,512)	(6,520,869)	(93,865,541)	(17,678,349)
Interest expense, net	3,089,978	795,016	6,158,784	2,667,400
Changes in fair value of warrant liabilities	1,146,413	2,257,075	(790,693)	1,540,895
Loss (gain) on extinguishment of debt, net	5,847,272	-	5,157,364	(707,164)
Other income, net	(29,473)	(95,215)	(668,731)	(429,237)
Loss before income tax expense	(20,479,702)	(9,477,745)	(103,722,265)	(20,750,243)
Income tax expense	289,258	102,279	499,167	305,356

Net loss attributable to Near Intelligence Holdings Inc.	(20,768,960)	(9,580,024)	(104,221,432)	(21,055,599)
Accretion to preferred stock redemption value	-	-	-	(13,463,002)
Net loss attributable to common stockholders	(20,768,960)	(9,580,024)	(104,221,432)	(34,518,601)

Net loss attributable to common stockholders, basic and diluted	(20,768,960)	(9,580,024)	(104,221,432)	(34,518,601)
Net loss per share attributable to common stockholders, basic and diluted	(183.72)	(133.12)	(1076.28)	(539.42)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	113,044	71,964	96,835	63,992

(1) Includes stock based compensation expense as follows :
Cost of revenue	40,901	-	896,511.00	-
Product and technology	651,256	10,590	5,892,394.00	(98,487.00)
Sales and marketing	779,781	3,774	4,998,640.00	10,217.00
General and administrative	230,336	33,339	54,687,484.00	165,290.00

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in $, except per share data and share count)

	Year ended December 31
	2022	2021
Cash flows from operating activities :
Net loss	(104,221,432)	(21,055,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,818,985	8,230,623
Stock based compensation	66,475,029	77,020
Gain on extinguishment of debt	(663,092)	(1,173,744)
Loss on extinguishment of debt	5,820,456	466,580
Changes in fair value of warrant liabilities	(790,693)	1,540,895
Allowance for credit losses on trade receivables and write off	1,400,885	72,577
In kind consideration of strategic investment	-	(1,500,000)
Amortization of debt discount due to warrants	1,602,100	1,121,747
Other	1,301,166	126,513
Changes in operating assets and liabilities:
Accounts receivable	(16,631,361)	(1,615,519)
Prepaid expenses and other current assets	(1,035,084)	(516,776)
Operating lease right-of-use assets	(1,411,335)	(1,200,696)
Other assets	207,873	(350,717)
Accounts payable	2,828,401	(7,286,199)
Accrued expenses and other current liabilities	6,461,880	248,520
Operating lease liabilities	1,528,589	1,237,852
Other liabilities	564,168	(19,675)
Net cash used in operating activities	(26,743,465)	(21,596,598)

Cash flows from investing activities :
Additions to property and equipment	(302,493)	(259,258)
Asset acquisition (note 9)	(784,237)	-
Proceeds from sale of property and equipment	-	171,286
Proceeds from sale of marketable securities	258,621	338,242
Purchase of short term investments	-	(1,085,430)
Proceeds from sale of short term investments	1,066,792	-
Purchase of strategic investment	-	(500,000)
Advance to related party (note 28)	(1,777,675)	-
Purchase of promissory note (note 6)	(686,690)	-
Cash acquired in purchase of business	-	2,707,863

Net cash (used in) provided by investing activities	(2,225,682)	1,372,703

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	115,292,120	14,842,627
Proceeds from exercise of stock options	25,836	60,562
Proceeds from short term borrowing from related party (note 28)	2,213,493	-
Repayment of short term borrowing from related party (note 28)	(118,633)	-
Cash distributed to stockholders as part of reorganization	(538,556)	-
Repayments of debt	(35,674,154)	(6,693,137)

Net cash provided by financing activities	81,200,106	8,210,052

Effect of exchange rates on cash, cash equivalents and restricted cash	(183,245)	(487,180)

Net increase (decrease) in cash and cash equivalents and restricted cash	52,047,714	(12,501,023)

Cash and cash equivalents and restricted cash at beginning of period	8,950,327	21,451,350

Cash, cash equivalents and restricted cash at the end of the period	60,998,041	8,950,327

Supplemental disclosure of cash flow information:
Cash paid for income taxes	429,546	210,079
Cash paid for interest on borrowings	2,328,597	1,692,341

Non-cash investing and financing activities
Redeemable convertible preferred stock issued in connection with an acquisition	-	69,339,742
Accretion of redeemable convertible preferred stock	-	13,463,002
In kind consideration of strategic investment	-	1,500,000
In kind consideration for assets acquisition	3,808,099	-
Right-of-use assets obtained in exchange for lease obligations	1,917,196	-